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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                             _________________

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):

                             December 14, 1995

                             _________________


                           UNITED GROCERS, INC.
            (Exact name of Registrant as specified in charter)

                                  Oregon
              (State or other jurisdiction of incorporation)

                                  2-60487
                           (Commission File No.)

                                93-0301970
                     (IRS Employer Identification No.)

  6433 S.E. Lake Road (Milwaukie, Oregon)
  Post Office Box 22187                            97222
  Portland, Oregon                                (Zip Code)
  (Address of principal executive offices)

            Registrant's telephone number, including area code:

                              (503) 833-1000

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Item 2.   Acquisition or Disposition of Assets

          (a) On December 14, 1995, United Grocers, Inc. (the "Company"), acquired certain assets of the wholesale grocery operations of Bay Area Foods, Inc. ("Bay Area Foods"), for a cash purchase price of approximately $21 million. The Company assumed certain liabilities including obligations under certain real and personal property leases relating to Bay Area Foods' three leased warehouse locations and leased tractor and trailer equipment.

          The approximate values allocated to the assets acquired, amount of liabilities assumed, and net value of assets acquired, are stated below:

Acquired Assets                               $000,000
---------------                               --------

    Accounts Receivable and Customer Loans    12
    Inventories                               20
    Deposits and Prepaid Expenses              1
    Equipment                                  3
                                              ---
    Total Acquired Assets                     36

Assumed Liabilities                           15

Net Values of Assets Acquired                 21

          In connection with the acquisition, the Company entered into a five-year supply agreement with certain retail stores owned and operated by Bay Area Foods. These retail stores account for approximately 20 percent of the total warehouse volume of the acquired operations.

          Funding for the acquisition was provided by increased short-term bank credit from United States National Bank of Oregon and Seattle-First National Bank. The Company anticipates refinancing the additional bank credit with new senior debt, or the securitization of eligible trade accounts receivable.

          (b) The assets acquired include all owned warehouse equipment, furniture, and fixtures of the wholesale operations of Bay Area Foods, such as forklifts, warehouse racking, office equipment and computers, and software. The Company intends to continue to utilize these assets in the wholesale grocery distribution business in substantially the same manner as used by Bay Area Foods.


Item 7.   Required Financial Information

          (a)   Financial statements of business acquired.

          (b)   Pro forma financial information.

          Because of the impractibility of filing the required financial statements and pro forma financial information as of the date this report is filed, the Company will file such financial statements and pro forma financial information as soon as practicable but not later than 60 days following the date this report is filed.

          (c)   Exhibits.

          The exhibits filed herewith are listed in the exhibit index following the signature page of this report.
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                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UNITED GROCERS, INC.


Dated:  December 28, 1995   By:  /s/ John W. White
                                     John W. White
                                     Vice President
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                               EXHIBIT INDEX


2 Asset Purchase Agreement dated as of November 10, 1995, by and between United Grocers, Inc., and Bay Area Foods, Inc.